UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2016

EndoChoice Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37414	90-0886803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11810 Wills Road Alpharetta, Georgia		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 682-3636

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.

Merger Agreement

On September 27, 2016, EndoChoice Holdings, Inc., a Delaware corporation (the “Company”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Boston Scientific Corporation, a Delaware corporation (“Parent”) and Falcon Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”).

The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock, par value $0.001 per share (the “Shares”), for a purchase price of $8.00 per share in cash, without interest (the “Offer Price”), subject to the terms and conditions of the Merger Agreement. Following the Offer, Purchaser will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Parent.

The Merger will be governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares (i) that are held in the treasury of the Company, (ii) that are the subject of, and irrevocably accepted for purchase pursuant to, the Offer, (iii) that at the commencement of the Offer are owned by any wholly-owned subsidiary of the Company, Parent, or any direct or indirect wholly owned subsidiary of Parent (including Purchaser), and (iv) as to which dissenters rights have been perfected (and not withdrawn) in accordance with applicable law) will be converted into the right to receive cash in an amount equal to the Offer Price.

At the Effective Time, each unexpired and unexercised option to purchase Shares, whether or not then exercisable or vested, will be cancelled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholdings, equal to the product of (i) the total number of Shares subject to such option immediately prior to such cancellation and (ii) the excess, if any, of the Offer Price over the exercise price per Share subject to such option immediately prior to such cancellation. No holder of an option that, as of immediately prior to such cancellation, has an exercise price per Share that is equal to or greater than the Offer Price will be entitled to any payment with respect to such cancelled option.

At the Effective Time, each restricted stock unit with respect to the Shares, whether or not then vested, will be cancelled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholdings, equal to the product of (i) the total number of Shares subject to such restricted stock unit immediately prior to such cancellation and (ii) the Offer Price.

At the Effective Time, each Share that is subject to forfeiture or other restrictions granted under any of the Company’s equity plans will have such forfeiture and other restrictions removed, and will be fully vested, transferrable and treated as all other outstanding Shares and will be converted into the right to receive cash in an amount equal to the Offer Price.

At the Effective Time, each outstanding unexpired and unexercised warrant to purchase Shares will be cancelled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholdings, equal to the product of (i) the total number of Shares subject to such warrant immediately prior to such cancellation and (ii) the excess, if any, of the Offer Price over the exercise price per Share subject to such warrant immediately prior to such cancellation. No holder of a warrant to purchase Shares that, as of immediately prior to its cancellation, has an exercise price per Share that is equal to or greater than the Offer Price will be entitled to any payment with respect to such cancelled warrant to purchase Shares.

The Merger Agreement contains various customary representations, warranties and covenants, including, among others, covenants with respect to the conduct of the Company’s business prior to the closing.

The completion of the Merger is subject to customary conditions, including, among others: (i) that the number of Shares validly tendered represents at least a majority of the voting power of the shares of capital stock of Company then outstanding (on a fully-diluted basis), (ii) the absence of a material adverse effect on the Company and (iii) the satisfaction or waiver of other customary closing conditions as set forth in the Merger Agreement, including approval from antitrust authorities in the United States and in Spain. The Company has also agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) enter into discussions or negotiations or provide non-public information in connection with any proposal for an alternative transaction from a third party, subject to certain exceptions to permit the Company’s board of directors to comply with their respective fiduciary duties. Notwithstanding these “no-shop” restrictions, under specified circumstances the Company’s board of directors may change its recommendation and may also terminate the Merger Agreement to accept a superior proposal upon payment of the termination fee described below.

The Merger Agreement contains termination rights for each of the Company and Parent, among others, if the Offer expires at a time when Parent is not obligated to consummate or extend the Offer under the Merger Agreement. Upon termination of the Merger Agreement under specified circumstances, including (i) a termination by the Company to enter into an agreement for an alternative transaction in connection with a superior proposal that did not result from an intentional and material breach of the non-solicitation provisions, (ii) termination by Parent following a change of recommendation by the board of directors of the Company, or (iii) a termination resulting from an intentional and material breach by the Company of its obligations under the non-solicitation provisions, the Company would be required to pay Parent a termination fee of $7.95 million (the “Termination Fee”). Under certain additional circumstances described in the Merger Agreement, the Company must also pay Parent the Termination Fee if the Merger Agreement is terminated, a competing acquisition proposal has previously been publicly made and not publicly withdrawn, and the Company enters into an agreement for an alternative change of control transaction that is subsequently consummated within 12 months following such termination.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Parent or Purchaser at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

Support Agreements

In connection with the Offer and Merger, and concurrently with entering into the Merger Agreement, Parent and Purchaser entered into Tender and Support Agreements, dated as of September 27, 2016 (the “Support Agreements”), with River Citites Capital Fund IV L.P., River Cities Capital Fund IV (N.Q.P.) L.P., Envest III LLC and certain other stockholders of the Company, including the directors and certain officers of the Company (each, a “Supporting Stockholder”), solely in their respective capacities as stockholders of the Company. The Support Agreements obligate the Supporting Stockholders to tender their Shares in the Offer and otherwise support the transactions contemplated by the Merger Agreement. The Supporting Stockholders beneficially owned, as of September 27, 2016, 5,819,240 Shares, which represent approximately 21.3% of the outstanding Shares.

The Support Agreements terminates in the event that the Merger Agreement is terminated in accordance with its terms. In addition, the commitments of the Supporting Stockholders that are members of the board of directors of the Company or affiliates of members of the board of directors of the Company to tender their Shares pursuant to the Support Agreements terminate if the board of directors of the Company changes its recommendation with respect to the Offer in accordance with the terms of the Merger Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, a form of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.

The Company and Parent issued a joint press release on September 27, 2016 announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.2.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2016, by and among Boston Scientific Corporation, Falcon Merger Corp. and EndoChoice Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Form of Tender and Support Agreement, dated as of September 27, 2016, by and among Boston Scientific Corporation, Falcon Merger Corp. and certain of the stockholders of the Company.

99.2	Press Release, dated September 27, 2016.

Additional Information about the Proposed Merger and Where to Find It

The Offer described above has not yet commenced. This filing and the attached exhibits are not an offer to buy nor a solicitation of an offer to sell any of the Company’s securities. The solicitation and the offer to buy the Shares will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Purchaser intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and related materials with respect to the Offer and the Merger free of charge at the website of the SEC at www.sec.gov, and from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at http://investors.endochoice.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/ RECOMMENDATION STATEMENT OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES PURSUANT TO THE OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER.

Forward-Looking Statements

Statements included in this report that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on the Company’s current beliefs and expectations. These forward-looking statements include without limitation statements regarding the planned completion of the Offer and the Merger. The Company’s actual future results may differ materially from the Company’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: uncertainties as to the timing of the Offer and the Merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; the possibility that competing offers will be made; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to the Company’s business, including those detailed under “Risk Factors” and elsewhere in the Company’s public periodic filings with the SEC, as well as the tender offer materials to be filed by Parent and Purchaser and the Solicitation/Recommendation Statement to be filed by the Company in connection with the Offer.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016.

ENDOCHOICE HOLDINGS, INC.

By:	/s/ James B. Young, Jr.
James B. Young, Jr.
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 27, 2016, by and among Boston Scientific Corporation, Falcon Merger Corp. and EndoChoice Holdings, Inc. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request.)

99.1	Form of Tender and Support Agreement, dated as of September 27, 2016, by and among Boston Scientific Corporation, Falcon Merger Corp. and certain of the stockholders of the Company.

99.2	Press Release, dated September 27, 2016.